Exhibit 10.3

List of Accredited Investors

Investor	Subscription Amount	Shares
Alex L. L. Ritchie Living Trust	$100,000	285,715
Damvix Equities LLC	$75,250	215,000
Shaun Hong	$49,000	140,000
Vincent Milaccio	$35,000	100,000
Ask Alessandra LLC	$30,100	86,000
Jeffrey T. McCarthy	$25,000	71,429
Ronan Fagan	$15,750	45,000